UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

Foldera, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-118799	20-0375035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17011 Beach Blvd., Suite 1500 Huntington Beach, California		92647
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (714) 766-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

As previously disclosed in the Current Report on Form 8-K filed by Foldera, Inc. (the “Company”) with the Securities and Exchange Commission on July 26, 2007, the Company’s Board of Directors approved a restructuring plan on July 20, 2007 to lower costs while retaining a core group of employees to manage the ongoing operations of the business. On November 9, 2007, the Company reduced its workforce from 23 employees to 4 employees in furtherance of this restructuring plan. The Company expects to incur one-time charges of approximately $45,000 in the fourth quarter of 2007, primarily associated with termination benefits, and that substantially all of the one-time charges will result in cash expenditures.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The employment of Daniel O’Shea, formerly the Senior Vice President and Chief Technology Officer, ceased with the Company effective as of November 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FOLDERA, INC.

Date: November 12, 2007	By: /s/ Reid Dabney
Reid Dabney
Senior Vice President and Chief Financial Officer